Exhibit 99.1

DeVry Education Group Declares Semi-Annual Dividend

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--November 6, 2014--DeVry Education Group (NYSE:DV), a global provider of educational services, announced today that its board of directors declared a semi-annual dividend payment of $0.18 per share. The payment will be made on Dec. 26, 2014, to common stockholders of record as of Dec. 5, 2014. This represents a 6 percent increase in the dividend rate.

About DeVry Education Group

The purpose of DeVry Education Group is to empower its students to achieve their educational and career goals. DeVry Education Group Inc. (NYSE: DV; member S&P MidCap 400 Index) is a global provider of educational services and the parent organization of American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Chamberlain College of Nursing, DeVry Brasil, DeVry University and its Keller Graduate School of Management, Ross University School of Medicine and Ross University School of Veterinary Medicine. These institutions offer a wide array of programs in healthcare, business, technology, accounting and finance. For more information, please visit www.devryeducationgroup.com.

CONTACT:
DeVry Education Group
Investor & Media Contact:
Joan Walter, 630-353-3800
jwalter@devrygroup.com